Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the purchaser set forth on the signature page hereof (the “Purchaser”) in connection with the private placement offering (the “Offering”) by AppYea, Inc., a Nevada corporation (“Company”).

R E C I T A L S

A. Purchaser desires to purchase units of Company’s securities, where each unit is comprised of (each, a “Unit” and, collectively, the “Units”) (i) one (1) share of common stock, par value $0.0001 per share (“Common Stock”; the “Shares”), and (ii) a warrant to purchase an additional share of Common Stock, exercisable through the 12 month following issuance of the purchase of the Unit, at a per share exercise price of $_______, subject to adjustment, and substantially in the form of warrant attached hereto as Appendix A (the “Warrant”), at a per Unit purchase price of $______ (the “Purchase Price”).

B. The proceeds of the Offering will be used by Company for working capital purposes .

C. The Securities (as defined below) subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

AGREEMENT

Company and the Purchaser hereby agree as follows:

1. Subscription.

1.1 Purchase and Sale of the Securities.

(a) Subject to the terms and conditions of this Agreement, the undersigned Purchaser agrees to purchase, and Company agrees to sell and issue to such Purchaser, that number of Units set forth on such Purchaser’s Signature Page attached hereto at the Purchase Price, for a total aggregate Purchase Price as set forth on such Omnibus Signature Page.

1.2 Subscription Procedure; Closing.

(a) Closing. Subject to the terms and conditions of this Agreement, the closing of the Units shall take place remotely via the exchange of documents and signatures upon the execution of this Agreement or at such other time and place as fixed by Company (as defined in Section 2) (the “Closing”).

(b) Subscription Procedure. To complete a subscription for the Units, the Purchaser must fully comply with the subscription procedure provided in paragraphs a. through c. of this Section on or before the applicable Closing:

(i) Subscription Documents. At or before the Closing, the Purchaser shall review, complete and execute the Signature Page to this Agreement, Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), if applicable, additional forms and questionnaires distributed to the Purchaser and deliver the Subscription Documents and such additional forms and questionnaires to the party indicated thereon at the address set forth on the signature page below. Executed documents may be delivered to such party by facsimile or .pdf sent by electronic mail (e-mail).

(ii) Purchase Price. Simultaneously with the delivery of the Subscription Documents, Purchaser shall deliver to the Company the full Purchase Price by wire transfer of immediately available funds to the bank account of the Company as set forth on Schedule A.

2. Representations and Warranties of Company. Company hereby represents and warrants to the Purchaser, as of the Closing (after giving effect to the Transactions), the following:

a. Organization and Qualification. Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of Company (a “Material Adverse Effect”).

b. Authorization, Enforcement, Compliance with Other Instruments. (i) Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement (the “Transaction Documents”) and to issue the Shares (hereinafter, the “Securities”), in accordance with the terms hereof and thereof; (ii) the execution and delivery by Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been, or will be at the time of execution of such Transaction Document by Company, duly authorized by Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by Company, its Board of Directors or its stockholders; (iii) each of the Transaction Documents will be duly executed and delivered by Company; and (iv) the Transaction Documents when executed will constitute the valid and binding obligations of Company enforceable against Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

c. Issuance of Securities. The Securities that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.

d. SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

e. No Conflicts. The execution, delivery and performance of each of the Transaction Documents by Company, and the consummation by Company of the transactions contemplated hereby and thereby including issuance and sale of the Securities in accordance with this Agreement will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to Company or any subsidiary or by which any property or asset of Company or any subsidiary is bound or affected, except for those which would not reasonably be expected to have a Material Adverse Effect. Neither Company nor any subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws. Neither Company nor any subsidiary is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Company or any subsidiary, which violation or breach has had or would reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by Company of the Transaction Documents, nor the consummation by Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which Company or any subsidiary is a party or by which Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

f. Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of Company, threatened against or affecting Company or any of its subsidiaries or any of their respective officers or directors, which would be reasonably likely to (i) adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect other than as disclosed in the SEC Reports. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company (both actual or knowledge that they would have had upon reasonable inquiry of the personnel of the Company responsible for the applicable subject matter). Neither Company nor any of its subsidiaries is subject to any judgment, decree, or order which has had, or would reasonably be expected to have a Material Adverse Effect.

3. Representations, Warranties and Agreements of the Purchaser. The Purchaser, severally and not jointly with any other Purchaser, represents and warrants to, and agrees with, Company the following:

a. The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Securities and the tax consequences of the investment, and has the ability to bear the economic risks of the investment. The Purchaser can afford the loss of his, her or its entire investment.

b. The Purchaser is acquiring the Securities for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Securities have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities. The Purchaser understands and acknowledges that the Offering of the Securities will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Securities to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification as completed by Purchaser, and Purchaser shall submit to Company such further assurances of such status as may be reasonably requested by Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

c. The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

d. The Purchaser understands that the Securities are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities. The Purchaser further acknowledges and understands that Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to Company to sell the Securities to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, Company would not enter into this Agreement with the Purchaser.

e. The Purchaser understands that Company does not currently intend to register the Securities under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Securities. The Purchaser understands there can be no assurance that any public market for the common Stock will continue to exist.

f. The Purchaser has received, reviewed and understood the information about Company, and has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management. The Purchaser understands that such discussions, were intended to describe the aspects of Company’s business and prospects and the Offering which Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than Company. Some of such information may include projections as to the future performance of Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than Company and its officers and directors, in making its investment or decision to invest in Company. Additionally, the Purchaser understands and represents that he, she or it is purchasing the Securities notwithstanding the fact that Company may disclose in the future certain material information the Purchaser has not received, including (without limitation) financial statements of Company for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC, that he, she or it is not relying on any such information in connection with his, her or its purchase of the Securities and that he, she or it waives any right of action with respect to the nondisclosure to him, her or it prior to his, her or its purchase of the Securities of any such information. Each Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Securities.

g. The Purchaser acknowledges that Company is not acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by Company or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives.

h. if the Purchaser is resident outside of the United States:

(i) the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Securities;

(ii) the Purchaser is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable laws of the International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Securities under applicable securities laws of the International Jurisdiction without the need to rely on any exemptions;

(iii) the applicable laws and regulations of the International Jurisdiction do not and will not require the Issuer to make any filings or seek any approvals of any kind from any securities regulator of any kind in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Securities;

(iv) the purchase of the Securities by the Subscriber does not trigger:

A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B. any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

(v) the Purchaser will, if requested by the Company, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably

i. As of the applicable Closing, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

j. Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide Company, promptly upon request, all information that Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by Company and its Affiliates and agents of such information about the Purchaser as Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in Company, Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that Company requests, Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Securities. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against Company for any form of damages as a result of any of the foregoing actions.

k. If the Purchaser is Affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

m. The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by Company, Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of Company.

n. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Securities and could afford complete loss of such investment.

o. The Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

p. The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Securities or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

q. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from Company or any other individual or entity representing Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other individuals or entities party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

r. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, such Purchaser relies solely on such advisors and not on any statements or representations of Company or any of its agents, written or oral. The Purchaser understands that it (and not Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

s. Neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed in writing in reasonable detail to Company.

t. The Purchaser understands that there are substantial restrictions on the transferability of the Securities and that the certificates representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

u. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

4. Conditions to Company’s Obligations at the Closing. Company’s obligation to complete the sale and issuance of the Securities to the Purchaser at each Closing shall be subject to the following conditions to the extent not waived by Company:

a. Receipt of Payment. Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the Periodic Purchase Remittance then due for the number of Shares then being purchased by the Purchaser.

b. Representations and Warranties. The representations and warranties made by the Purchaser in Section 3 hereof and each Purchaser in Section 4 (or the equivalent Section) of the applicable Subscription Agreement with respect to such Closing shall be true and correct in all respects when made, and shall be true and correct in all respects on the applicable Closing date with the same force and effect as if they had been made on and as of said date.

c. Performance. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

d. Receipt of Executed Documents. Each Purchaser participating in such Closing shall have executed and delivered to Company the Signature Page, the Purchaser Questionnaire.

f. Qualifications. All authorizations, approvals or permits, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement at each Closing shall be obtained and effective as of such Closing except for Blue Sky law permits and qualifications that may be properly obtained after such Closing.

5. Indemnification. The Purchaser will indemnify and hold harmless Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained in this Agreement, the Questionnaire or in any document furnished by the Subscriber to Company in connection herewith being untrue in any material respect, or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to Company in connection therewith

6. Non-Revocability; Binding Effect. The subscription hereunder may not be revoked prior to the Closing thereon. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

7. Miscellaneous.

a. Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by Company and the Purchaser.

b. No Third-Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

c. Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (iv) when sent, if by e- mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e- mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(a) if to Company, at

c/o Aboudl Legal Group LLC

Attention:	David Aboudi
Email:	david@aboudilegal.com

(b) if to the Purchaser, at the address set forth on the Signature Page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

d. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

e. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

f. Arbitration. All disputes arising out of or in connection with this Agreement shall be submitted to the International Court of Arbitration of the International Chamber of Commerce and shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be New York, New York.

g. This Agreement, all exhibits, schedules and attachments hereto and thereto and any confidentiality agreement between the Purchaser and Company, constitute the entire agreement between the Purchaser and Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

h. If the Securities are certificated and any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company and Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless Company and Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

i. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

j. This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

k. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

l. The Purchaser hereby agrees to furnish Company such other information as Company may request prior to the applicable Closing with respect to its subscription hereunder.

m. The representations and warranties of Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the date of the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or Company.

n. Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to Company without Company’s express prior approval (which may be withheld in Company’s sole discretion), except to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

o. Independent Nature of Each Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the Purchaser hereby irrevocably subscribes for and agrees to purchase from Securities in the amount set forth below as of the ______ day of August 2025.

Number of Units	$ per Unit	Purchase Price

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

ACCEPTANCE

Company hereby accepts the Subscription (as defined herein) on the terms and conditions contained in this private placement subscription agreement (this “Agreement”) as of the _____ day of ______ 2025 (the “Closing Date”).

APPYEA, INC.

Per:
Authorized Signatory